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
 NUMBER                                                                      WARRANTS
  0129

                               AMERICAN ATM CORP.                         CUSIP  024029 11 8
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                                                              SEE REVERSE
                                                                      FOR CERTAIN DEFINITIONS


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                                    SPECIMEN



This certifies that, for value received,



the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from AMERICAN ATM CORP., a Florida corporation (the "Company"), commencing on the earlier of December 28, 1997 or upon the effective date of a registration statement under the Securities Act of 1933, as amended, (the "Act") in which the shares underlying this Warrant are registered, and until the close of business on December 27, 1999 at the purchase price of $3.00 per share (the "Exercise Price") the number of shares of Common Stock of the Company (the "Common Stock"), which is equal to the number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agency Agreement dated as of March 13, 1997 by and between the Company and American Securities Transfer & Trust, Inc. (the "Warrant Agency Agreement") executed in connection herewith.

     This Warrant may be redeemed by the Company for $.10 per Warrant upon 30 days' notice, at any time, commencing the earlier of December 28, 1997 or upon the effective date of a registration statement filed under the Act, if the closing price of the Company's Common Stock on the Nasdaq over-the-counter bulletin board or the Nasdaq SmallCap Market averages at least $6.00 per share for a period of 20 consecutive trading days.

     This Warrant may be exercised in whole or in part by presentation of the Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of American Securities Transfer & Trust, Inc. (the Warrant agent") in Denver, Colorado. Payment of such price shall be made at the option of the Holder hereof in cash or by check.

     This Warrant is one of a duly authorized issue of warrants evidencing the right to purchase an aggregate of up to 2,000,000 shares of Common Stock and is issued under and in accordance with the Warrant Agency Agreement and is subject to the terms and provisions contained in the Warrant Agency Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agency Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

     Upon any partial exercise of the Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent in Denver, Colorado, in the manner and subject to the limitations set forth in the Warrant Agency Agreement.

     The Holder hereof may be treated by the company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner of hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company, may treat the Holder hereof as the owner for all purposes.

     This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company.

     Unless and until so surrendered, this certificate shall not be deemed for all purposes (subject to the further provisions of this paragraph) to evidence the ownership of the whole number of shares of Common Stock into which the Warrants evidenced hereby have been so converted. Unless and until this certificate shall be so surrendered, dividends or distributions payable to holder of record of shares of Common Stock shall not be paid to the holder of this certificate.

     This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:                        AMERICAN ATM CORP.



By:          /s/ Mori A. Schweitzer
          Mori A. Schweitzer, President



Attest:   /s/ Wayne Kight
          Wayne Kight, Secretary             AMERICAN ATM CORP.
                                                CORPORATE
                                                   SEAL
                                                 FLORIDA



COUNTERSIGNED:
     American Securities Transfer & Trust, Inc.
                    P.O. Box 1596
               Denver, Colorado 30201


By ________________________________________________
     Warrant Agent & Registrar Authorized Signature



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                               AMERICAN ATM CORP.

                  TRANSFER FEE: $15.00 PER CERTIFICATE ISSUED


     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common                     UNIF GIFT MIN ACT -________Custodian_______
TEN ENT -as tenants by the entireties                                 (cust)          (Minor)
JT TEN  -as joint tenants with right of                         under Uniform Gifts to Minors
         survivorship and not as tenants                        Act__________________________
         in common                                                            (State)

    Additional abbreviations may also be used though not in the above list.


                               SUBSCRIPTION FORM
                          To be Executed by the Holder
                         in Order to Exercise Warrants


     The undersigned Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of:


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
_____________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                     Please print or type name and address


and be delivered to
________________________________________________________________________________
________________________________________________________________________________
                     Please print or type name and address


and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

     Dated:___________________  X_______________________________________________
                                X_______________________________________________
     Address:                   ________________________________________________
                                ________________________________________________
     Signature Guaranteed:      ________________________________________________


                                   ASSIGNMENT
            (Form of Assignment to be Executed if the Warrant Holder
                 Desires to Transfer Warrants Evidenced Hereby)


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER FOR VALUE RECEIVED, __________________________________________________________________ hereby sells, assigns and transfers to________________________________________________________
________________________________________________________________________________
(Please Print Name and Address Including Zip Code)
________________________________________________________________________________
Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint
________________________________________________________________________________
                                                                     Attorney to
transfer said Warrants on the books of the Warrant Agent with full power of substitution in the premises.

                              Signature: X______________________________________
Signature(s) Guaranteed:
                                         X______________________________________

______________________________

The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.


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